UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2025
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100, Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
New Term Loan Credit Agreement
On March 11, 2025, Novelis Inc. (the "Company") entered into a credit agreement (the "Term Loan Credit Agreement") by and among Novelis Holdings Inc., as borrower, Novelis Inc. and the other guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent and collateral agent (the "Agent"). The Term Loan Credit Agreement provided the Company with $1,250,000,000 of commitments, which the Company borrowed in full (such borrowing, the "Term Loan") on March 11, 2025. The proceeds of the Term Loan were used (i) to refinance in full the Company's existing term loan credit agreement, dated as of January 10, 2017, as amended, among the Company, as borrower, Novelis ALR Aluminum Holdings Corporation, as co-borrower, the guarantors party thereto, the lenders party thereto, and Standard Chartered Bank, as administrative agent and collateral agent (the "Existing Term Loan Credit Agreement"), (ii) for general corporate purposes and (iii) to pay related transaction expenses.
The Term Loan matures on March 11, 2032, subject to 0.25% quarterly amortization payments. The Term Loan Credit Agreement also requires customary mandatory prepayments with excess cash flow, asset sale and condemnation proceeds and proceeds of prohibited indebtedness, all subject to customary exceptions. The Term Loan may be prepaid, in full or in part, at any time at the Company's election without penalty or premium; provided that any optional prepayment in connection with a repricing amendment or refinancing through the issuance of lower priced debt made prior to September 11, 2025, will be subject to a 1.00% prepayment premium, subject to customary exceptions.
The Term Loan accrues interest at either (as selected by the Company) (i) (a) the greatest of (x) the Agent’s designated base rate, (y) the federal funds rate plus 0.5%, or (z) one-month Term SOFR (as defined in the Term Loan Credit Agreement), plus (b) 1.00% , or (ii) one, three or six-month Term SOFR, as applicable, plus 2.00%, payable at the end of each one, three or six-month interest period.
The Term Loan Credit Agreement allows for additional term loans to be issued in an amount not to exceed (i) the greater of (a) $1.725 billion, and (b) 100% of the Company's consolidated EBITDA for the prior twelve months, plus an amount equal to all voluntary prepayments of the Term Loan and certain other secured indebtedness, plus (ii) an unlimited amount if, after giving effect to such incurrence on a pro forma basis, the senior secured net leverage ratio does not exceed 3.25 to 1.00. The lenders under the Term Loan Credit Agreement have not committed to provide any such additional term loans.
The Term Loan Credit Agreement contains various affirmative covenants, including covenants with respect to our financial statements, litigation and other reporting requirements, insurance, payment of taxes, employee benefits and (subject to certain limitations) causing new subsidiaries to pledge collateral and guarantee our obligations. The Term Loan Credit Agreement also includes various customary negative covenants and events of default, including limitations on the Company’s ability to (1) make certain restricted payments, (2) incur additional indebtedness, (3) sell certain assets, (4) enter into sale and leaseback transactions, (5) make investments, loans and advances, (6) pay dividends or returns of capital and distributions beyond certain amounts, (7) engage in mergers, amalgamations or consolidations, (8) engage in certain transactions with affiliates, and (9) prepay certain indebtedness. The Term Loan Credit Agreement includes a cross-default provision under which lenders could accelerate repayment of the loans if a payment or non-payment default arises under any other indebtedness with an aggregate principal amount of more than $100 million or under the Company's Second Amended and Restated Credit Agreement, dated as of October 6, 2014, by and among, the Company and subsidiary borrowers party thereto, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, the lenders party thereto, and other parties from time to time thereto (as amended and amended and restated from time to time, the "ABL Facility") (other than as result of a violation of the financial maintenance covenant under the Company's ABL Facility) or any indebtedness of the Company's parent, AV Minerals (Netherlands) N.V. ("Parent") or certain of its affiliates if such indebtedness is secured by the Parent's equity in the Company on a pari passu basis with the Term Loan Credit Agreement. The Term Loan Credit Agreement also includes events of default if Parent takes certain actions, including incurring indebtedness secured by the Parent's equity in the Company without providing a pari passu pledge of such equity to benefit the Term Loan Credit Agreement, subject to an intercreditor agreement to be agreed. The Term Loan Credit Agreement does not contain a financial maintenance covenant.

Substantially all of the assets of the Company and the guarantors are pledged as collateral under the Term Loan Credit Agreement, subject to certain exceptions.
The Term Loan Credit Agreement and related security documents are subject to the Company's existing Intercreditor Agreement, dated as of December 17, 2010, as amended and restated in connection with the entry into the Term Loan Credit Agreement.
The foregoing description of the Term Loan Credit Agreement and the amended and restated intercreditor agreement is a general description and is qualified in its entirety by reference to the Term Loan Credit Agreement and the amended and restated intercreditor agreement, each of which the Company plans to file as an exhibit to its annual report on Form 10-K.
Amendment to ABL Facility
On March 11, 2025, the Company entered into an amendment (the "ABL Amendment") to the ABL Facility. The ABL Amendment makes certain changes to the ABL Facility that give the Company additional flexibility to operate its business and enter into various transactions and releases Parent from the restrictions under the ABL Facility, as similarly contemplated by the Term Loan Credit Agreement.
The foregoing description of the ABL Amendment is a general description and is qualified in its entirety by reference to the ABL Amendment, which the Company plans to file as an exhibit to its annual report on Form 10-K.
Item 1.02    Termination of a Material Definitive Agreement
On March 11, 2025, the Company applied the proceeds of the Term Loan to repay in full the indebtedness outstanding the Existing Term Credit Agreement, satisfying the obligations of the Company and the guarantors under the Existing Term Credit Agreement.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: March 12, 2025	By:	/s/ Christopher Courts
Name: Christopher Courts
Title: Executive Vice President and Chief Legal Officer